UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2012

FEDERAL HOME LOAN BANK OF ATLANTA

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1475 Peachtree Street, NE

Atlanta, GA 30309

(Address of principal executive offices)

(404) 888-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 25, 2012, the board of directors of the Federal Home Loan Bank of Atlanta (Bank) approved and adopted certain amendments to the Bank’s organization certificate, to:

—	Update references to the Bank’s regulator;

—	Add a reference to the Enterprises Financial Safety and Soundness Act of 1992; and

—	Make certain nonsubstantive stylistic edits.

The board of directors also approved and adopted certain amendments to the Bank’s bylaws, to:

—	Revise the extent of the board’s selection of officers to the President and his direct reports who are Senior Vice Presidents and Executive Vice Presidents; and

—	Make certain clarifying edits.

The description of the changes of the amended and restated organization certificate and the revised and restated bylaws contained in this report is qualified in its entirety by reference to the amended and restated organization certificate and the revised and restated bylaws, marked copies (to show changes from the prior version) of which are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Organization Certificate of the Bank, effective October 25, 2012 (marked to show changes).
3.2	Bylaws of the Bank, as revised and restated effective October 25, 2012 (marked to show changes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 26, 2012	By:	/s/Reginald T. O’Shields
Reginald T. O’Shields
Senior Vice President,
General Counsel